Exhibit 99.1

Harbor Custom Development, Inc. Authorizes New Stock Repurchase Program

Gig Harbor, Washington, Nov. 04, 2021 (GLOBE NEWSWIRE) —The Board of Directors of Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI; HCDIP; HCDIW, HCDIZ) on November 3, 2021, approved a new stock repurchase program authorizing the repurchase of up to $5 million worth of shares of common stock beginning November 22, 2021, and continuing through May 22, 2022. The amount of the repurchase program represents approximately 17% of the outstanding shares of the Company’s common stock valued at the closing price on November 3, 2021.

“The Board’s decision to authorize a stock repurchase plan demonstrates their confidence in Harbor’s business and growth opportunities we see over the long term,” said Harbor President and CEO, Sterling Griffin.

The Company authorized management to enter into the trading plan with Piper Sandler in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of its common stock pursuant to the above-mentioned stock repurchase program (the “Plan”). The Plan allows the Company to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information because of insider trading laws or self-imposed trading blackout periods. Under the Plan, Piper Sandler has the authority, under the prices, terms, and limitations set forth in the Plan, to execute repurchases of shares of common stock for the Company. All shares of common stock repurchased will be retired and returned to authorized but unissued status.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; and Austin, Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm, and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Hanover International

IR@harborcustomdev.com

866-744-0974